UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/27/2007

AMERICREDIT CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10667

TX	752291093
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of principal executive offices, including zip code)

(817)302-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 27, 2007, the Board of Directors of the AmeriCredit Corp. approved amendments to section 6 of Article II and sections 3 and 5 of Article III of the company's bylaws. The amendments provide for the election of directors in uncontested director elections by majority vote of shareholders and require any incumbent director who is not elected by a majority vote in such an election to submit a resignation to the board of directors. The plurality vote standard is retained in director elections in which the number of nominees exceeds the number of director positions to be filled at that election. The amendments also provide that the board of directors may accept a director's resignation, not accept the resignation subject to conditions on the director's continued membership, not accept the resignation and recommend a plan to address underlying reasons for the votes against, or take other appropriate action. Time limits are established for the board of directors to act on the resignation and the action taken together with the reasons for the action must be disclosed publicly. Other changes were made to conform the bylaws to reflect the implementation of majority voting. A copy of the amendments to the bylaws are attached hereto as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)                Exhibits

The following exhibit is filed herewith:

Exhibit No.        Description of Exhibit

3.1                          Amendments to the Bylaws of AmeriCredit Corp., effective August 27, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: August 29, 2007	By:	/s/ Chris A. Choate
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendments to the Bylaws of AmeriCredit Corp., effective August 27, 2007